Exhibit 16.1

                           Miller and McCollom, CPA's

        4350 Wadsworth Boulevard, Suite 300 Wheat Ridge, Colorado 80033
                     Phone (303) 424-2020 Fax(303) 424-2828



September 12, 2007

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549


Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4.01 in the Form 8-K, dated September 12, 2007 of Birch Branch, Inc. to be filed with the Securities and Exchange Commission. We agree with the statements contained therein concerning our firm.

Yours truly,

/s/ Miller and McCollom
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Miller and McCollom